Exhibit 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Aether Systems, Inc. of our report dated March 10, 1999 relating to the financial statements of Mobeo, Inc. as of December 31, 1997 and 1998 and the three years in the period ended December 31, 1998.



/s/ PricewaterhouseCoopers LLP




McLean, Virginia
November 19, 1999